YOUR VOTE IS IMPORTANT

To Vote by Telephone 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Call toll-free 1-888-221-0697. 3) Follow the simple instructions.

EQUITRUST FUNDS LOGO PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To Vote by Internet 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Go to Website www.proxyweb.com. 3) Follow the simple instructions.

To Vote by Mail 1) Read the Prospectus/Proxy Statement. 2) Check the appropriate box on the proxy card on the reverse side. 3) Sign, date and return the proxy card in the envelope provided.

EquiTrust Variable Insurance Series Fund
PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON JULY 14, 2011

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the above-captioned series (each a “Portfolio”) of EquiTrust Variable Insurance Series Fund (the “Fund”), hereby appoint [ , and ] or any one of them, with the power of substitution of each, to vote all shares of the Portfolio which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on July 14, 2011 at 5400 University Avenue, West Des Moines, Iowa 50266, at [ a.m./p.m]. (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL(S).

Please complete, sign and return this card as soon as possible. Dated

Signature	(Sign in the Box)

Please sign this proxy exactly as your name appears on the books of the

Fund. Joint owners should each sign personally. Trustees, directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
Fed - Equitrust - GF

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
Money Market Portfolio Initial Class Shares Service Class Shares	Federated Prime Money Fund II Undesignated shares of beneficial interest Undesignated shares of beneficial interest

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
High Grade Bond Portfolio Initial Class Shares Service Class Shares	Federated Quality Bond Fund II Primary Shares Primary Shares

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE2

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
Strategic Yield Portfolio Initial Class Shares Service Class Shares	Federated Quality Bond Fund II Primary Shares Primary Shares

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE3

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
Managed Portfolio Initial Class Shares Service Class Shares	Federated Capital Income Fund II Undesignated shares of beneficial interest Undesignated shares of beneficial interest

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE4

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
Value Growth Portfolio Initial Class Shares Service Class Shares	Federated Capital Appreciation Fund II Primary Shares Primary Shares

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE5

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyweb.com.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the indicated Federated fund, each a series of Federated Insurance Series (each an “Acquiring Fund”) would acquire all of the assets of the indicated Portfolio (each an “Acquired Fund”) in exchange for the indicated classes of shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of Acquired Fund, as shown in the table below. As a result of the reorganization, shareholders of the Acquired Fund will receive shares of the corresponding share class of the Acquiring Fund, as shown in the table below.	☐	☐	☐

Acquired Fund	Acquiring Fund
Blue Chip Portfolio Initial Class Shares Service Class Shares	Federated Capital Appreciation Fund II Primary Shares Primary Shares

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                                                  FE6